                                                                      EXHIBIT 11
                         Greater Bay Bancorp Form 10-Q
         Exhibit 11 -- Statements Re Computation of Earnings Per Share

                                                                  Three Months Ended June 30,       Six Months Ended June 30,
(Dollars and shares in thousands, except per share amounts)       1999                   1998     1999                    1998
---------------------------------------------------------------------------------------------  ---------------------------------
Basic Earnings Per Share:
Income available to common shareholders                           $     3,964     $     3,846  $     9,666         $       8,300
Weighted average common shares outstanding                         11,193,000      10,859,000   11,133,000            11,087,000
                                                                  ---------------------------  ---------------------------------

Basic earnings per share                                          $      0.35     $      0.35  $      0.87         $        0.75
                                                                  ===========================  =================================

Diluted Earnings Per Share:
Income available to common shareholders                           $     3,964     $     3,846  $     9,666         $       8,300
Weighted average common shares outstanding                         11,193,000      10,859,000   11,133,000            11,087,000
Effect of dilutive securities                                         605,000         794,000      614,000               588,000
                                                                  ---------------------------  ---------------------------------

Weighted average common and common
  equivalent shares outstanding                                    11,798,000      11,653,000   11,747,000            11,675,000
                                                                  ---------------------------  ---------------------------------

Diluted earnings per share                                        $      0.34     $      0.33  $      0.82         $        0.71
                                                                  ===========================  =================================